Exhibit 99.1
News Release

Hi-Crush Inc. Reports Preliminary Fourth Quarter 2019 Results and Provides Business Updates

•	Revenues for 4Q 2019 expected to be between $123 million and $127 million vs. $173 million in 3Q 2019

•	Expect 38% of 4Q 2019 revenues to be driven by logistics and equipment services vs. 33% in 3Q 2019

•	Exited 2019 with cash of $57.6 million, ABL Facility availability of $43.9 million and total liquidity of $101.5 million

•	Entered into four new logistics and equipment agreements with E&Ps

•	Deploying next generation NexStage silo sets to major Permian E&P

•	Extending the logistics and equipment service offering with the development of new mobile processing unit equipment

•	Repurchased 348,653 additional shares under the stock repurchase program, bringing total to approximately 1.5 million

•	Volumes of 2.1 million tons of sand sold during 4Q 2019; contribution margin expected to be approximately $9 per ton

HOUSTON, January 31, 2020 - Hi-Crush Inc. (NYSE: HCR), "Hi-Crush" or the "Company", today announced preliminary results for the fourth quarter of 2019 and provided business updates.

Preliminary Fourth Quarter 2019 Financial and Operating Results

Revenues for the fourth quarter of 2019 are expected to total between $123 million and $127 million, compared to $173 million during the third quarter of 2019. Revenue associated with the Company’s logistics and equipment services is expected to account for approximately 38% of the total for the fourth quarter of 2019, with the remaining portion driven by frac sand sales. Truckloads delivered remained steady through the majority of the fourth quarter of 2019, but slowed during the final weeks of December, resulting in a decrease of 19% in the fourth quarter of 2019 compared to the third quarter of 2019. Frac sand sales volumes totaled 2,106,622 tons in the fourth quarter of 2019, compared to 2,685,736 tons sold in the third quarter of 2019. Contribution margin is expected to be approximately $9 per ton for the fourth quarter of 2019, compared to $10.99 per ton in the third quarter of 2019. The sequential reduction in truckloads, frac sand sales and contribution margin was attributable to expected weakness in overall market activity, particularly during December 2019.

"I am proud of our team for our financial and operational achievements during the fourth quarter," said Mr. Robert E. Rasmus, Chairman and Chief Executive Officer of Hi-Crush Inc. "We continued to expand our customer base and platform of services by entering into additional product and service agreements with new customers despite impacts from the expected industry-wide downturn. This is a testament to the quality of our products and services. We remain committed to serving our customers in innovative ways, which will continue to benefit all stakeholders over the near and long-term.

"We also continue to advance on our strategy of partnering closely with operators, growing the percentage of frac sand volumes sold to E&Ps to a company record of 70 percent during the fourth quarter, while also increasing the percentage of revenues from our logistics and equipment services to 38 percent in the fourth quarter of 2019," continued Mr. Rasmus. "We remain focused on controlling what we can control, including a relentless commitment to customer service and managing costs across the entirety of our business, while maintaining liquidity in order to successfully execute our strategy.

"We have also experienced a rebound in completions activity and spot pricing to start 2020, driven by the abatement of seasonal factors and an improvement in supply and demand dynamics for certain areas of our business," concluded Mr. Rasmus.

Estimated financial and operating results for the fourth quarter of 2019 are not yet final and are subject to change as the Company completes its financial statement close process. Hi-Crush is scheduled to report audited results for the fourth quarter and full year 2019 after market close on February 19, 2020 and hold its quarterly conference call on February 20, 2020.

Logistics Services and Equipment Update

The Company recently entered into new logistics and equipment services agreements with four E&Ps, three of whom are new customers, for work beginning in December 2019 and early 2020. The Company’s Pronghorn Energy Services business continues to set new standards for customer service excellence, recording zero non-productive time related to truck availability across all operating regions in December 2019, despite a seasonal shortage of truck drivers which impacted the entire industry over that timeframe.

The Company also recently deployed next generation NexStage silo sets to an existing customer and leading E&P in the Permian basin, expanding the relationship with this customer to include equipment services. The company expects additional deployments throughout the first quarter of 2020. Combined with PropDispatch software, the Company’s integrated logistics offering delivers improved equipment reliability, fill times, and accuracy of sand consumption measurement, while allowing customers to receive real-time, actionable data to help inform operations, as well as providing for more accurate and timely invoicing.

Mobile Processing Unit Development

The Company also announced an extension of its logistics and equipment service offering, with the commencement of engineering on its first mobile processing unit, to be branded as OnCoreTM Processing. The OnCore Processing solution is comprised of portable wet and dry plant equipment mounted on trailer chassis, and is designed to improve logistics efficiencies by moving the production and processing of raw frac sand as close to customers’ wellsites as possible. OnCore Processing is expected to allow Hi-Crush to profitably reduce costs for customers that have reserves on their acreage or adjacent land, and that are otherwise economically disadvantaged from other frac sand pull points.

The patented equipment is being manufactured through partnerships with third party equipment manufacturers with whom the Company has exclusivity agreements in place. The Company expects delivery of its first OnCore Processing unit during the second quarter of 2020, with deployment of the unit under a customer agreement expected shortly after delivery. The Company expects to deploy a second unit later in the second quarter of 2020.

"Our efforts throughout 2019 to continually innovate and improve on existing software, equipment, and service quality is a testament to our ability to proactively address the continuous evolution our industry undergoes," continued Mr. Rasmus. "Increasing capabilities in the last mile, deepening relationships with existing customers, adding new customers, and extending our offering through the development of OnCore Processing are all important components of Hi-Crush’s suite of offerings that emphasize providing the greatest value to customers and simplifying their supply chain. We also see opportunities for application of the OnCore Processing solution in markets and basins outside of the United States."

"We believe that the mobile processing equipment we are developing represents the next step in our chain of innovation and the evolution and optimization of frac sand logistics, and that it will continue to differentiate Hi-Crush and our diversified service offering. In certain cases, OnCore Processing is expected to allow customers to move sand supply closer to their development acreage and better maximize truck turn efficiencies. Importantly, and consistent with Hi-Crush’s focus on safety and environmental stewardship, the OnCore Processing solution is designed to reduce the total number of trucks required to haul sand, as well as reduce the truck miles driven on public roads by 1.2 million miles per OnCore Processing facility, per year. This will also result in a reduction in greenhouse gas emissions by more than 2,060 metric tons. We are excited about the economic and environmental implications of this new technology, its place in our fully-integrated offering, and the anticipated benefits it can provide to customers, stakeholders and communities."

Stock Repurchase Program

During the fourth quarter of 2019, the Company repurchased an additional 348,653 Hi-Crush shares under the Company’s stock repurchase program, bringing total repurchases to approximately 1.5 million shares since the program was authorized by the Board in June 2019.

"Since the share repurchase program was authorized in mid-2019, the Company has bought back approximately 1.5 percent of its outstanding shares, evidencing our commitment to deliver shareholder value - and to act opportunistically to do so without compromising our focus on maintaining a strong balance sheet position," said Mr. J. Philip McCormick, Jr., Chief Financial Officer of Hi-Crush Inc.

Fourth Quarter and Full Year 2019 Financial Results and Conference Call

As previously announced, the Company will release its fourth quarter and full year 2019 results after market close on Wednesday, February 19, 2020. This release will be followed by a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) on Thursday, February 20, 2020. Hosting the call will be Robert E. Rasmus, Chairman and Chief Executive Officer, J. Philip McCormick, Jr., Chief Financial Officer, and M. Alan Oehlert, Chief Operating Officer.

The call can be accessed live by dialing (877) 407-0789, or for international callers, (201) 689-8562. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The passcode for the replay is 13698202. The replay will be available until March 5, 2020.

About Hi-Crush Inc.

Hi-Crush Inc. is a fully-integrated provider of proppant and logistics services for hydraulic fracturing operations, offering frac sand production, advanced wellsite storage systems, flexible last mile services, and innovative software for real-time visibility and management across the entire supply chain. Our strategic suite of solutions provides operators and service companies in all major U.S. oil and gas basins with the ability to build safety, reliability and efficiency into every completion.

Non-GAAP Financial Measures

Contribution margin is not a financial measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"), which may be used periodically by management when discussing our financial results with investors and analysts. We use contribution margin, which we define as total revenues less costs of goods sold excluding depreciation, depletion and amortization, to measure our financial and operating performance. Contribution margin excludes other operating expenses and income, including costs not directly associated with the operations of our business such as accounting, human resources, information technology, legal, sales and other administrative activities. We believe contribution margin is a meaningful measure because it provides an operating and financial measure of our ability to generate margin in excess of our operating cost base.

The following table presents a reconciliation of contribution margin to gross profit, the most directly comparable GAAP financial measure.

	Three Months Ended
	December 31, 2019
(Amounts in millions, except tons)	Low	High
Revenues	$123.0	$127.0
Cost of goods sold (excluding depreciation, depletion and amortization)	104.0	108.0
Depreciation, depletion and amortization	11.0	12.0
Gross profit	8.0	7.0
Less: depreciation, depletion and amortization	(11.0)	(12.0)
Contribution margin	$19.0	$19.0
Sand sold	2,106,622	2,106,622

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "should," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "hope," "plan," "estimate," "anticipate," "could," "believe," "project," "budget," "potential," "likely," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush Inc.’s reports filed with the Securities and Exchange Commission (the "SEC"), including those described under Item 1A of Hi-Crush Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequently filed Quarterly Reports on Form 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush Inc.’s forward-looking statements speak only as of the date made and Hi-Crush Inc. undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Caldwell Bailey, Manager, Investor Relations
Marc Silverberg, ICR
ir@hicrushinc.com
(713) 980-6270

Source: Hi-Crush Inc.